EXHIBIT 1.4

EXECUTION COPY

Pricing Agreement

Lehman Brothers Inc.

Barclays Capital Inc.

FTN Financial Securities Corp.

Keefe, Bruyette & Woods, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sandler O’Neill & Partners, L.P.

Zions Investment Securities, Inc.

c/o Lehman Brothers Inc.

As Representative of the several

Underwriters named in Schedule I hereto

745 Seventh Avenue

New York, New York 10019

November 9, 2005

Ladies and Gentlemen:

Zions Bancorporation, a Utah corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 9, 2005 (the “Underwriting Agreement”), between the Company on the one hand and Lehman Brothers Inc., Barclays Capital Inc., FTN Financial Securities Corp., Keefe, Bruyette & Woods, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P., and Zions Investment Securities, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representative designated in Schedule II hereto. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representative referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

Zions Bancorporation

By:	/s/ Harris H. Simmons
	Name:	Harris H. Simmons
	Title:	Chairman, President and Chief Executive Officer

Accepted as of the date hereof:

Lehman Brothers Inc.

Barclays Capital Inc.

FTN Financial Securities Corp.

Keefe, Bruyette & Woods, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sandler O’Neill & Partners, L.P.

Zions Investment Securities, Inc.

By:	Lehman Brothers Inc.

By	/s/ Frank McMahon
	Name:	Frank McMahon
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Principal Amount of Designated Securities to be Purchased
Lehman Brothers Inc.	$312,000,000
Barclays Capital Inc.	48,000,000
FTN Financial Securities Corp.	48,000,000
Keefe, Bruyette & Woods, Inc.	48,000.000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	48,000,000
Sandler O’Neill & Partners, L.P.	48,000,000
Zions Investment Securities, Inc.	48,000,000

Total	$600,000,000

SCHEDULE II

Title of Designated Securities:

5.50% Subordinated Notes due November 16, 2015

Aggregate principal amount:

$600,000,000

Price to Public:

99.189% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 15, 2005 to the date of delivery

Purchase Price by Underwriters:

98.689% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 15, 2005 to the date of delivery

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

9:00 a.m. (New York City time) on November 15, 2005

Indenture:

Indenture dated September 10, 2002, between the Company and J.P. Morgan Trust Company, National Association, as Trustee

Maturity:

November 16, 2015

Interest Rate:

5.50%

Interest Payment Dates:

May 16 and November 16, commencing May 16, 2006

Redemption Provisions:

No provisions for redemption

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

Covenant and legal defeasance

Closing location for delivery of Designated Securities:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

Additional Closing Conditions:

None

Name and address of Representative:

Lehman Brothers Inc.

Attention: Debt Capital Markets, Financial Institutions Group

745 Seventh Avenue

New York, New York 10019

Facsimile number: (212) 526-0943

(with a copy to the General Counsel at the same address)

Other Terms:

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriters hereby agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (“the Relevant Implementation Date”), they will not offer or sell the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to investors with the minimum total consideration per investor of €50,000; or (d) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression “offer or sell Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each of the Underwriters hereby agrees that: (a) it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.